PHOENIX INK, LLC

        Contract for sale and purchase of Business Assets


     This contract for sale and purchase, hereinafter referred to as "Contract" or "Agreement", is executed this 20th day of November, 2000, by and between Phoenix Ink, LLC., (a limited liability company) hereinafter referred to as "Seller", and e Nutrition, Inc. (a Nevada corporation) hereinafter referred to as "Buyer".

                          WITNESSETH:

     WHEREAS, Seller is the owner of Seller's property more particularly described in Exhibit "A" attached hereto and made a part hereof, hereinafter referred to as the "Property"; and Buyer desires to purchase Seller's property and Seller desires to sell said property to Buyer;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell and the Buyer agrees to buy the "Property" upon the following terms and conditions.

1. PURCHASE PRICE AND METHOD OF PAYMENT. Buyer shall pay and Seller shall accept the purchase price of Ten Thousand Dollars ($10,000) payable in two installments of Five Thousand Dollars ($5,000) each. The first installment immediately upon execution of this agreement and the final installment within thirty (30) days of today's date.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that it indeed owns the "Property," and has title to it, and there are no encumbrances, liens, or attachments to said "Property." Seller also warrants that it has not sold or otherwise granted authority to any other entity to use the "Property" in any way.

3.   DISCONTINUANCE OF ROYALTY.    All royalties accruing to
the Seller of the "Property" are deemed paid in full and shall no longer accrue, upon final payment. The Seller relinquishes any claim or right to any royalty for the use or sale of the "Property."

     IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal of the Secretary of the Corporate party hereto, if any, all on the date and year first above written.


/s/ Howard Ruff                                /s/ Steven L. White
Howard Ruff, for Phoenix Ink, LLC              Steven L. White, eNutrition, Inc.

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                          EXHIBIT "A"

                     PROPERTY DESCRIPTION


     All assets, benefits, rights, royalties, and uses associated with or relating to the trademark, trade name, and formulation of HI-Q products including, but no limited to, the product names and formulations of HI-Q Golden, HI-Q Prime, HI-Q Junior, HI-Q Teen, HI-Q Smart Start, HI-Q Weigh Dux and HI-Q Weigh Dux II, and any other HI-Q product names or formulations used or owned by Seller.
















          Initials:
          Seller     /s/ HR
          Buyer     /s/ SW

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